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                                                                   EXHIBIT 10.20

                              AETHER SYSTEMS, INC.
                                SENIOR BONUS PLAN


PURPOSE Aether Systems, Inc., a Delaware corporation (the "Company"), wishes to motivate, reward, and retain key senior executives of the Company and its subsidiaries. To further these objectives, the Company hereby sets forth this Aether Systems, Inc. Senior Bonus Plan (the "Plan"), effective as of September 29, 1999, to provide participants with incentives ("Individual Award Opportunities") to earn performance-based bonus awards ("Awards"), in accordance with Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986 (the "Code"). (All references to "Section 162(m)" or any other Code provision include successor provisions, related regulations, and amendments.)

PARTICIPANTS               During each Performance Period, the Committee may
                           designate some or all of the Executive Officers of the Company (including those of any subsidiary, operating unit, or division) as eligible for Individual Award Opportunities under this Plan.
                           "Participants" are persons the Committee designates who have not been paid all amounts, if any, due them under the Plan. Eligible Executive Officers are
                           Participants only with respect to Performance
                           Periods for which the Committee designates them for participation under the Plan.

                           "Executive Officer" has the meaning set forth in Rule 3b-7 issued under the Securities Exchange Act of 1934, each as amended from time to time, and anyone else the Committee determines to treat as an Executive Officer for purposes of this Plan.

ADMINISTRATOR              The Plan's Administrator will be a committee (the
                           "Committee") of the Company's Board of Directors
                           (the "Board") designated by the Board to be responsible for administering and interpreting the Plan. The Committee will include two or more directors, each of whom qualifies as an "outside director" within the meaning of Section 162(m), and those outside directors will have exclusive authority under this Plan to make Awards and establish and determine satisfaction of Performance
                           Goals. The Committee may satisfy this requirement through (i) providing that persons who are not "outside directors" cannot vote on an issue, (ii) allowing those persons to abstain from voting, or
                           (iii) creating a subcommittee of qualifying outside directors to take action with respect to this Plan.


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                           If a Committee member intended to qualify as an
                           outside director does not in fact so qualify, the mere fact of such nonqualification will not invalidate the payment of any Award or other action by the Committee under the Plan that was otherwise valid under the Plan.

                           The Committee is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Committee may exercise such powers and authority of the Board as the Committee may find necessary or appropriate to carry out its functions. The Committee will exercise its powers under the Plan in a manner that preserves the Company's Federal income tax deduction for payments made under the Plan, in accordance with the requirements of
                           Section 162(m), to the maximum practical extent.

GENERAL                    Subject to the terms of the Plan and after taking
RESPONSIBILITIES           into account the recommendations of the Company's
OF THE COMMITTEE           Chief Executive Officer, for each Performance Period
                           the Committee will:

                                   determine any bonus pool award opportunities available,

                                   designate the Executive Officers who will be Participants in the Plan,

                                   establish each Participant's Individual
                                   Award Opportunity,

                                   define Performance Goals and other Award terms and conditions for each Participant,

                                   determine and certify the Award amounts
                                   earned, based on actual performance as
                                   compared to the Performance Goals,

                                   determine and make permitted Negative
                                   Discretion Adjustments to Awards otherwise earned, and

                                   decide whether, under what circumstances, and subject to what terms, Awards will be paid on a deferred basis (including automatic deferrals at the Committee's election or elective deferrals at the election of Participants).

                           Unless the Plan otherwise expressly provides, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan and all Awards made under the Plan are within the sole and absolute discretion of the Committee and will

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                           be final, conclusive and binding on all persons,
                           including the Company, Participants, and
                           Beneficiaries or other persons having or claiming any rights under the Plan.

PARTICIPANT                The Committee will designate the Participants in the
DESIGNATIONS               Plan for each Performance Period within the
                           Applicable Period, and with reference to the fiscal year for which the Company would be entitled to a Federal tax deduction for payment of Awards in respect of the Performance Period (the "Deduction
                           Year"). The Committee will make its designations primarily by taking into account which Executive
                           Officers:

                                   are likely to be Executive Officers of the Company as of the last day of the Deduction Year,

                                   are reasonably expected to have individual compensation for the Deduction Year that may be in excess of $1 million, not including compensation that is excluded under Section 162(m) as payable under a "performance based" plan other than this Plan, and are reasonably expected to be "covered
                                   employees" for the Deduction Year for
                                   purposes of Section 162(m).

                           The Committee may also take into consideration other factors that it deems appropriate and may include persons who do not fit within the foregoing description.

INDIVIDUAL AWARD           Individual Award Opportunity means a Participant's
OPPORTUNITIES              opportunity to earn an Award for a given Performance
                           Period, based on the achievement of the
                           Participant's Performance Goals. The Committee will establish each Participant's Individual Award
                           Opportunity, within the Applicable Period, for each Performance Period.

                           An Individual Award Opportunity may be expressed in dollars or may be based on a formula that is consistent with the provisions of the Plan. If Individual Award Opportunities are expressed in terms of shares of any bonus pool, the shares of such bonus pool designated for Individual Award Opportunities may not exceed 100% of the pool for any Performance Period.

PERFORMANCE                The Committee will, within the Applicable Period,
GOALS                      set one or more Performance Goals for a Performance
                           Period for each Participant, and/or each group of Participants, and/or each bonus pool (if any).
                           Performance Goals will be based exclusively on one or more of the

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                                                               Senior Bonus Plan
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                           following corporate-wide or parent, subsidiary,
                           division, or operating unit financial measures:

                                   pretax or after tax net income or earnings,

                                   earnings before interest expense, taxes, depreciation, and amortization,

                                   operating income,

                                   gross revenue,

                                   profit or operating margin,

                                   earnings per share,

                                   stock price,

                                   cash flow(s),

                                   total stockholder return,

                                   total stockholder return as compared to
                                   total return, on a comparable basis, of a publicly available index such as the Standard & Poor's 500 Stock Index,

                                   return on equity, on capital, or on
                                   investment,

                                   ratio of debt to stockholders' equity,

                                   subscriber growth,

                                   working capital,

                                   strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures, or any combination of these measures (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period).

                           Each Performance Goal may be expressed in absolute and/or relative terms, may be based on or use comparisons with current


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                                                               Senior Bonus Plan
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                           internal targets, the past performance of the
                           Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.


                           In all cases, Performance Goals are to be set in a manner that will satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time). Such requirements include requirements that achieving Performance Goals be "substantially uncertain" at the time that they are established, that Performance Goals be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Goals have been met, and such a third party could determine the maximum amount of the resulting Award payable (subject to the Committee's right to make Negative Discretion Adjustments).


                           The measures used in setting Performance Goals under the Plan for any given Performance Period will be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's audited financial statements, without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Applicable Period, or (iii) nonrecurring acquisition expenses and restructuring charges.

PAYMENT OF AWARDS          Subject to the limitations set forth in this
                           section, Awards determined under the Plan for a Performance Period will be paid to Participants in cash or, if the Company's equity plans permit, in shares of Company stock or other equity based awards. Awards will be paid as soon as practicable following the end of the Performance Period to which the Awards apply.

            CERTIFICATION  No Award will be paid unless and until the
                           Committee, based on the Company's audited financial results for such Performance Period (as prepared and reviewed by the Company's independent public accountants), has certified in the manner prescribed under applicable regulations the extent to which the Performance Goals for the Performance Period have been satisfied and has made its decisions regarding the extent of any Negative Discretion Adjustment of Awards.


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                                                               Senior Bonus Plan
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            DEFERRAL       The Committee may specify that a portion of the
                           Award for any given Performance Period will be paid on a deferred basis, in accordance with any Award payment rules the Committee may establish and announce for the Performance Period.

            CONTINUED      The Committee may require that Participants for a
            EMPLOYMENT     Performance Period must still be employed as of end
                           of the Performance Period and/or as of the later date that the Awards for the Performance Period are announced to be eligible for an Award for the Performance Period. Any such requirement must be established and announced within the Applicable
                           Period, and may be subject to such exceptions as the Committee may specify within the Applicable Period.

PERFORMANCE PERIOD         A Performance Period is a period for which
                           Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan. A Performance Period may coincide with one or more complete or partial fiscal years of the Company.

APPLICABLE PERIOD          The Applicable Period with respect to any
                           Performance Period means a period beginning on or before the first day of the Performance Period and ending no later than the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed.

                           Any action required under the Plan to be taken within the Applicable Period may be taken at a later date only if the provisions of Section 162(m) or the regulations thereunder are modified, or are interpreted by the Internal Revenue Service, to permit such later date. In such event, the definition of the Applicable Period under this Plan will be deemed to be amended accordingly.

FORFEITURE OR              Within the Applicable Period and subject to the
PRORATION                  Committee certification required for payment of
                           Awards, the Committee may adopt such forfeiture, proration, or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on Awards of (i) a Participant's death, Disability, voluntary termination of employment, termination of employment by the Company and its subsidiaries other than for Cause, or termination of employment by the Company and its subsidiaries for Cause, or (ii) a Change of Control.



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                                                               Senior Bonus Plan
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            EMPLOYMENT     "Termination of employment" means the time when the
            TERMINATION    employer-employee or other service-providing
                           relationship between the Participant and the Company and its subsidiaries ends for any reason. The
                           Committee, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment.

            DISABILITY     "Disability" means 'disability' as defined in any
                           employment agreement then in effect between the Participant and the Company or, if not defined in that agreement or if there is no such agreement, as defined in the Company's long-term disability plan as in effect from time to time, or if there is no plan or if not defined therein, the Participant's physical or mental incapacity and consequent inability for a period of 120 days in any twelve consecutive month period to perform his duties to the Company.


            CAUSE "Cause" means "cause" as defined in any employment agreement then in effect between the Participant and the Company or if not defined in such an agreement or, if there is no such agreement, where the
                           Participant:


                                   commits any act of fraud, willful
                                   misconduct, or dishonesty in connection with his employment or that injures the Company or its direct or indirect subsidiaries;

                                   breaches any other material provision of any agreement between the Participant and the Company or a subsidiary of the Company relating to the Participant's employment or breaches any fiduciary duty to the Company or its direct or indirect subsidiaries;

                                   fails, refuses, or neglects to timely
                                   perform any material duty or obligation
                                   relating to his position;

                                   commits a material violation of any law, rule, regulation, or bylaw of any governmental authority (state, Federal, or foreign), any securities exchange or association or other regulatory or self regulatory body or agency applicable to the Company or its direct or indirect subsidiaries;

                                   commits a material violation of any general policy or directive of the Company or its direct or indirect subsidiaries communicated in writing to the Participant; or

                                   is charged with a crime involving
                                   dishonesty, fraud, or unethical business conduct, or a felony.


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                                                               Senior Bonus Plan
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            CHANGE OF      "Change of Control" has the same meaning as set
            CONTROL forth in the Company's 1999 Equity Incentive Plan, as amended from time to time.


LIMITATION ON              Notwithstanding any other provision of this Plan, the
AWARDS                     maximum Award payable under the Plan to any
                           individual Participant in any single calendar year will be $3 million.

NEGATIVE DISCRETION        The Committee's powers include the power to make
ADJUSTMENTS                Negative Discretion Adjustments, which are
                           adjustments that eliminate or reduce (but not increase) an Award otherwise payable to a Participant for a Performance Period. No Negative
                           Discretion Adjustment may cause an Award to fail to qualify as "performance based compensation" under
                           Section 162(m).

OTHER PLANS                A Participant in this Plan may not also participate
                           in the Company's general bonus plans during any Performance Period for which such participation would cause an Award under this Plan to fail to qualify as "performance based" under Section 162(m).

                           Awards will not be treated as compensation for purposes of any other compensation or benefit plan, program, or arrangement of the Company or any subsidiary unless and except to the extent that the Board or the Committee determines in writing.

                           Neither the adoption of this Plan nor the submission of the Plan to the Company's shareholders for approval will be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as either may otherwise deem appropriate.

LEGAL COMPLIANCE           The Company will not make payments of Awards until
                           all applicable requirements imposed by Federal and state laws, rules, and regulations, and by any applicable regulatory agencies, have been fully met.
                           No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                           The Plan is intended to conform with all provisions of Section 162(m) and Treas. Reg. Section 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as "qualified performance based compensation."

                           Notwithstanding anything in the Plan to the contrary, the Committee must administer the Plan, and Awards may be granted and paid, only in a manner that conforms to such laws, rules, and



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                           regulations. To the extent permitted by applicable
                           law, the Plan will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

TAX WITHHOLDING            The Company may make all appropriate provisions for
                           the withholding of Federal, state, and local taxes imposed with respect to Awards, which provisions may vary with the time and manner of payment.

NONTRANSFER                Except as and to the extent the law requires, or as
OF RIGHTS                  the Plan expressly provides, a Participant's rights
                           under the Plan may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the Participant to any person.

BENEFICIARY                Each Participant may designate in a written form
DESIGNATIONS               filed with the Committee (or another designated
                           recipient) the person or persons (the "Beneficiary" or "Beneficiaries") to receive the amounts (if any) payable under the Plan if the Participant dies before the Award payment date for a Performance
                           Period. A Beneficiary designation filed under this section will not be considered a prohibited transfer of rights.

                           A Participant may change a Beneficiary designation at any time without the Beneficiary's consent (unless otherwise required by law) by filing a new written Beneficiary designation with the Committee. A Beneficiary designation will be effective only if the Company is in receipt of the designation before the Participant's death.

                           If no effective Beneficiary designation is made, the beneficiary of any amounts due will be the Participant's estate.

AMENDMENT OR               Subject to the limitations set forth in this section,
TERMINATION OF PLAN        the Board may amend, suspend, or terminate the Plan
                           at any time, without the consent of the Participants or their Beneficiaries.

                           Without the Participant's written consent, no amendment or termination may materially adversely affect the Award rights (if any) of any already designated Participant for a given Performance Period once the Committee has announced the Participant designations and Performance Goals for such Performance Period.




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                           The Board or the Committee may make any amendments
                           necessary to comply with applicable regulatory requirements, including Section 162(m) and regulations thereunder.

                           The Board must submit any Plan amendment to the Company's shareholders for their approval if and to the extent such approval is required under Section 162(m).

LIMITATIONS ON             No member of the Committee and no other individual
LIABILITY                  acting as a director, officer, other employee or
                           agent of the Company will be liable to any Participant, former Participant, spouse,
                           Beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan. No member of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Award under the Plan. If a Committee member intended to qualify as an 'outside director' under Section
                           162(m) does not in fact so qualify, the mere fact of such nonqualification will not invalidate any award or other action made by the Committee under the Plan that otherwise was validly made under the Plan.

                           The Company will indemnify and hold harmless each member of the Committee, director, officer, other employee, or agent of the Company to whom it or another has delegated or does delegate any duty or power relating to the administration or interpretation of the Plan, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT              Nothing contained in this Plan constitutes an
CONTRACT                   employment contract between the Company and the
                           Participants. The Plan does not give any Participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to end the Participant's employment or other relationship with the Company.

APPLICABLE LAW             The laws of the State of Delaware (other than its
                           choice of law provisions) govern this Plan and its interpretation.

DURATION OF THE PLAN       The Plan will remain effective until terminated by
                           the Board, provided, however, that the continued effectiveness of the Plan will be subject to the approval of the Company's shareholders at such times and in such manner as Section 162(m) may require.



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                                                               Senior Bonus Plan
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DISCLOSURE AND             The Plan must be submitted to Company shareholders
APPROVAL  OF THE PLAN      for their approval. The specific terms of the Plan,
                           including the class of employees eligible to be Participants, the Performance Goals, and the terms of payment of Awards, must be disclosed to the shareholders to the extent Section 162(m) requires.
                           The shareholders must approve the Plan by a separate vote after such disclosure. If the shareholders do not approve the Plan, the Plan will be treated as void and of no effect.






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